FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-18

COMM 2015-CCRE23

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc. or any other underwriter (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-CCRE23 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document.  All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties.  Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.   The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

COMM 2015-CCRE23
Courtyard by Marriott Portfolio Historical Occupancy, ADR, RevPAR

			Cut-off	% of
Property			Date	Initial Pool	# of	YE 2012			YE 2013			YE 2014			T-12 February 2015
Flag	ID	Property Name	Balance($)	Balance	Properties	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Loan	2	Courtyard by Marriott Portfolio	100,000,000		65	65.6%	$102.76	$68.16	66.2%	$107.49	$71.92	69.5%	$113.91	$80.01	70.0%	$115.14	$81.41
Property	2.01	Courtyard Larkspur Landing Marin County	4,208,955		1	79.8%	$143.72	$114.62	82.8%	$161.14	$133.36	84.1%	$181.82	$152.96	84.4%	$183.84	$155.15
Property	2.02	Courtyard San Mateo Foster City	4,208,955		1	77.9%	$163.89	$127.72	79.6%	$171.69	$136.70	78.5%	$195.44	$153.32	77.7%	$199.55	$155.10
Property	2.03	Courtyard San Jose Cupertino	3,626,866		1	80.3%	$147.14	$118.16	78.2%	$154.37	$120.66	79.6%	$177.66	$141.35	80.3%	$180.86	$145.22
Property	2.04	Courtyard Boulder	3,626,866		1	71.1%	$139.45	$99.21	73.1%	$145.02	$105.97	78.3%	$157.18	$123.12	79.3%	$157.92	$125.17
Property	2.05	Courtyard Los Angeles Hacienda Heights	2,761,194		1	82.1%	$99.93	$82.04	81.1%	$109.95	$89.17	85.3%	$120.92	$103.10	84.5%	$124.28	$105.07
Property	2.06	Courtyard Seattle South Center	2,682,090		1	76.6%	$123.06	$94.21	77.4%	$126.58	$97.99	81.9%	$132.50	$108.50	81.4%	$133.86	$108.96
Property	2.07	Courtyard Rye	2,532,836		1	72.1%	$139.51	$100.54	73.9%	$145.93	$107.77	74.2%	$151.39	$112.36	73.9%	$150.37	$111.06
Property	2.08	Courtyard Nashville Airport	2,388,060		1	75.9%	$106.93	$81.13	76.6%	$116.49	$89.25	83.2%	$127.53	$106.14	81.7%	$129.27	$105.57
Property	2.09	Courtyard Los Angeles Torrance Palos Verdes	2,134,328		1	73.2%	$115.86	$84.79	73.0%	$118.51	$86.51	80.2%	$124.72	$100.02	81.4%	$126.19	$102.70
Property	2.10	Courtyard St. Louis Creve Coeur	2,037,313		1	65.9%	$104.62	$69.00	69.7%	$109.40	$76.26	71.7%	$120.50	$86.38	71.4%	$121.12	$86.52
Property	2.11	Courtyard Portland Beaverton	2,037,313		1	67.7%	$105.67	$71.52	70.0%	$111.49	$78.05	64.9%	$124.04	$80.46	66.7%	$124.59	$83.07
Property	2.12	Courtyard Palm Springs	2,014,925		1	59.4%	$115.28	$68.48	60.8%	$119.09	$72.40	67.8%	$126.63	$85.87	67.3%	$131.26	$88.29
Property	2.13	Courtyard Charlotte South Park	1,970,149		1	74.1%	$114.11	$84.50	74.2%	$119.41	$88.62	75.3%	$129.53	$97.56	75.3%	$130.45	$98.29
Property	2.14	Courtyard Norwalk	1,865,672		1	70.3%	$141.79	$99.75	68.4%	$142.28	$97.37	75.1%	$147.01	$110.41	75.1%	$148.93	$111.87
Property	2.15	Courtyard Detroit Metro Airport	1,837,313		1	77.3%	$84.65	$65.43	72.6%	$93.73	$68.02	78.3%	$101.45	$79.47	77.1%	$102.49	$79.02
Property	2.16	Courtyard Chicago Waukegan Gurnee	1,791,045		1	70.0%	$103.16	$72.23	70.5%	$108.98	$76.84	75.3%	$113.01	$85.09	74.4%	$113.45	$84.45
Property	2.17	Courtyard Atlanta Perimeter Center	1,746,269		1	64.6%	$106.27	$68.65	65.5%	$111.56	$73.11	72.5%	$117.53	$85.17	72.6%	$120.01	$87.11
Property	2.18	Courtyard Denver Tech Center	1,738,806		1	60.0%	$101.70	$60.98	63.8%	$107.52	$68.60	63.4%	$116.85	$74.05	66.8%	$117.50	$78.46
Property	2.19	Courtyard Ft. Lauderdale Plantation	1,689,552		1	70.1%	$87.77	$61.55	69.8%	$96.86	$67.59	76.7%	$106.50	$81.67	77.5%	$109.48	$84.86
Property	2.20	Courtyard Lincroft Red Bank	1,689,552		1	72.6%	$122.86	$89.24	69.7%	$129.45	$90.28	65.8%	$130.72	$86.07	65.5%	$129.92	$85.11
Property	2.21	Courtyard Chicago Highland Park	1,638,806		1	57.0%	$100.94	$57.53	61.7%	$107.83	$66.57	62.6%	$113.49	$71.02	63.9%	$113.68	$72.60
Property	2.22	Courtyard Charlottesville North	1,638,806		1	72.4%	$109.42	$79.24	66.3%	$112.25	$74.42	66.1%	$115.88	$76.62	67.1%	$116.20	$77.99
Property	2.23	Courtyard Raleigh Cary	1,638,806		1	65.1%	$101.81	$66.32	63.2%	$105.49	$66.68	63.0%	$112.82	$71.09	62.7%	$113.18	$70.91
Property	2.24	Courtyard Detroit Livonia	1,611,940		1	70.5%	$91.04	$64.14	71.7%	$99.80	$71.60	73.3%	$106.75	$78.25	76.3%	$107.42	$82.01
Property	2.25	Courtyard Birmingham Homewood	1,589,552		1	65.3%	$107.88	$70.40	70.4%	$109.02	$76.72	68.2%	$115.23	$78.61	68.2%	$115.62	$78.88
Property	2.26	Courtyard West Palm Beach	1,589,552		1	56.2%	$87.09	$48.96	69.8%	$92.94	$64.87	76.9%	$100.83	$77.57	76.5%	$105.94	$81.06
Property	2.27	Courtyard New Haven Wallingford	1,540,299		1	64.0%	$108.26	$69.30	64.5%	$113.70	$73.28	70.5%	$113.33	$79.93	69.9%	$114.00	$79.74
Property	2.28	Courtyard Dallas Plano Parkway	1,491,045		1	64.6%	$98.24	$63.45	66.7%	$101.51	$67.73	72.7%	$106.23	$77.23	72.9%	$107.70	$78.51
Property	2.29	Courtyard Chicago Oakbrook Terrace	1,491,045		1	66.4%	$101.69	$67.54	66.1%	$101.30	$66.98	71.3%	$107.27	$76.52	71.6%	$108.53	$77.71
Property	2.30	Courtyard Boston Andover	1,491,045		1	61.2%	$107.89	$66.06	61.6%	$111.78	$68.81	66.4%	$118.68	$78.82	67.4%	$119.38	$80.47
Property	2.31	Courtyard Kansas City Overland Park Metcalf	1,491,045		1	59.8%	$92.45	$55.32	66.9%	$97.26	$65.09	68.3%	$103.07	$70.40	70.6%	$103.68	$73.17
Property	2.32	Courtyard Minneapolis St Paul Airport	1,491,045		1	68.5%	$97.70	$66.88	73.5%	$99.54	$73.14	72.1%	$106.94	$77.06	73.7%	$107.43	$79.22
Property	2.33	Courtyard Bakersfield	1,440,299		1	68.6%	$90.31	$61.99	69.7%	$96.43	$67.25	73.1%	$104.43	$76.38	73.2%	$105.79	$77.47
Property	2.34	Courtyard Denver Stapleton	1,440,299		1	54.8%	$97.80	$53.59	62.5%	$93.77	$58.63	65.9%	$102.88	$67.80	66.3%	$104.03	$68.99
Property	2.35	Courtyard Rockford	1,440,299		1	68.9%	$91.47	$63.00	59.2%	$103.05	$61.00	62.5%	$104.26	$65.12	62.7%	$104.28	$65.41

COMM 2015-CCRE23
Courtyard by Marriott Portfolio Historical Occupancy, ADR, RevPAR

			Cut-off	% of
Property			Date	Initial Pool	# of	YE 2012			YE 2013			YE 2014			T-12 February 2015
Flag	ID	Property Name	Balance($)	Balance	Properties	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Property	2.36	Courtyard Greenville Haywood Mall	1,402,985		1	62.1%	$86.89	$53.91	68.4%	$96.46	$65.98	70.2%	$103.21	$72.50	70.4%	$105.05	$73.99
Property	2.37	Courtyard St. Louis Westport Plaza	1,391,045		1	63.2%	$93.32	$58.95	64.4%	$101.98	$65.66	65.9%	$106.95	$70.43	68.7%	$107.23	$73.69
Property	2.38	Courtyard Chicago Lincolnshire	1,391,045		1	63.1%	$99.35	$62.66	58.4%	$109.58	$64.01	61.4%	$112.83	$69.22	61.8%	$114.52	$70.82
Property	2.39	Courtyard San Antonio Downtown Market Square	1,391,045		1	67.7%	$92.81	$62.81	64.9%	$99.06	$64.27	72.0%	$104.69	$75.33	73.8%	$105.31	$77.75
Property	2.40	Courtyard Indianapolis Castleton	1,391,045		1	56.7%	$91.80	$52.06	58.1%	$96.08	$55.81	62.5%	$101.36	$63.30	63.2%	$101.63	$64.26
Property	2.41	Courtyard Silver Spring North	1,358,209		1	61.4%	$110.46	$67.84	59.7%	$108.39	$64.75	66.2%	$112.92	$74.75	65.5%	$113.41	$74.30
Property	2.42	Courtyard Lexington North	1,341,791		1	63.4%	$89.60	$56.84	57.9%	$100.03	$57.93	61.3%	$104.69	$64.14	62.8%	$105.22	$66.04
Property	2.43	Courtyard Tampa Westshore	1,291,045		1	69.5%	$112.56	$78.26	73.4%	$104.23	$76.52	83.5%	$109.32	$91.29	83.6%	$110.58	$92.44
Property	2.44	Courtyard Chicago Deerfield	1,241,791		1	62.2%	$106.62	$66.31	59.6%	$114.48	$68.27	59.2%	$120.75	$71.45	60.2%	$122.42	$73.64
Property	2.45	Courtyard St. Petersburg Clearwater	1,192,537		1	64.3%	$100.62	$64.66	67.4%	$95.11	$64.12	78.5%	$94.78	$74.40	79.2%	$96.60	$76.51
Property	2.46	Courtyard Toledo Airport Holland	1,192,537		1	60.7%	$87.61	$53.19	66.1%	$95.83	$63.31	63.7%	$102.37	$65.20	63.5%	$103.15	$65.50
Property	2.47	Courtyard Phoenix Mesa	1,092,537		1	48.7%	$83.67	$40.78	50.4%	$84.15	$42.42	63.9%	$89.42	$57.14	64.7%	$95.46	$61.79
Property	2.48	Courtyard Atlanta Airport South	1,092,537		1	62.9%	$84.01	$52.82	68.0%	$82.31	$55.99	75.1%	$88.57	$66.51	75.0%	$90.11	$67.54
Property	2.49	Courtyard Memphis Airport	1,092,537		1	66.4%	$88.13	$58.55	70.0%	$92.56	$64.78	73.9%	$103.24	$76.34	74.8%	$103.62	$77.55
Property	2.50	Courtyard Oklahoma City Airport	1,092,537		1	61.7%	$85.62	$52.81	62.1%	$92.38	$57.33	61.1%	$96.59	$59.02	61.8%	$97.22	$60.07
Property	2.51	Courtyard Annapolis	1,077,612		1	63.3%	$106.20	$67.21	54.8%	$106.11	$58.15	61.2%	$107.62	$65.88	61.6%	$107.28	$66.11
Property	2.52	Courtyard Manassas	1,017,910		1	68.1%	$86.15	$58.66	65.8%	$88.79	$58.42	66.9%	$93.73	$62.74	66.0%	$94.06	$62.08
Property	2.53	Courtyard Little Rock	974,627		1	53.6%	$94.75	$50.81	58.6%	$97.75	$57.28	57.3%	$98.90	$56.63	56.9%	$97.68	$55.63
Property	2.54	Courtyard Ft. Myers	847,761		1	59.4%	$83.40	$49.56	64.7%	$88.21	$57.05	68.6%	$95.07	$65.25	70.7%	$97.36	$68.81
Property	2.55	Courtyard Atlanta Gwinnett Mall	826,866		1	68.9%	$71.60	$49.37	72.1%	$75.05	$54.14	70.7%	$79.09	$55.90	70.4%	$80.20	$56.43
Property	2.56	Courtyard Chicago Arlington Heights South	795,522		1	57.2%	$93.60	$53.57	62.6%	$96.01	$60.07	68.8%	$95.67	$65.79	69.0%	$95.91	$66.21
Property	2.57	Courtyard Dallas Richardson at Spring Valley	795,522		1	65.9%	$72.18	$47.57	65.4%	$76.33	$49.89	67.1%	$80.33	$53.91	67.1%	$81.77	$54.88
Property	2.58	Courtyard Huntsville	767,164		1	62.2%	$92.85	$57.71	55.9%	$89.98	$50.26	53.0%	$92.21	$48.90	55.9%	$91.23	$50.97
Property	2.59	Courtyard Birmingham Hoover	667,164		1	54.5%	$76.84	$41.87	55.4%	$88.72	$49.15	56.5%	$93.44	$52.75	56.2%	$93.46	$52.48
Property	2.60	Courtyard Phoenix North Metrocenter	646,269		1	50.0%	$85.53	$42.80	51.6%	$84.75	$43.71	54.2%	$91.04	$49.35	54.5%	$97.34	$53.03
Property	2.61	Courtyard Tucson Airport	595,522		1	63.9%	$80.25	$51.32	63.0%	$79.28	$49.97	69.2%	$79.73	$55.17	69.5%	$81.39	$56.60
Property	2.62	Courtyard Dayton South Mall	420,896		1	60.3%	$88.18	$53.20	48.1%	$95.98	$46.20	50.5%	$94.77	$47.82	50.5%	$95.49	$48.21
Property	2.63	Courtyard Philadelphia Devon	0		1	72.9%	$145.62	$106.23	71.7%	$149.22	$107.02	72.1%	$149.68	$107.87	72.3%	$149.92	$108.42
Property	2.64	Courtyard Fresno	0		1	67.1%	$119.43	$80.17	66.4%	$129.03	$85.67	72.6%	$137.19	$99.58	74.0%	$138.25	$102.31
Property	2.65	Courtyard Poughkeepsie	0		1	59.7%	$120.72	$72.03	56.3%	$126.07	$70.96	67.0%	$130.71	$87.64	68.0%	$130.99	$89.07